UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2020 (August 21, 2020)
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The Scotts Miracle-Gro Company
(Exact name of registrant as specified in its charter)
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Ohio	001-11593	31-1414921
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

14111 Scottslawn Road	Marysville	Ohio	43041
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (937) 644-0011
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 stated value	SMG	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2020, The Scotts Company LLC (“Scotts LLC”), a wholly-owned subsidiary of The Scotts Miracle-Gro Company (“Scotts Miracle-Gro”), entered into Amendment No. 2 to the Master Repurchase Agreement (the “Repurchase Amendment”) and Amendment No. 4 to Master Framework Agreement (the “Framework Amendment,” and together with the Repurchase Amendment, the “Amendments”), by and among Scotts LLC, Coöperatieve Rabobank, U.A. (New York Branch), as a purchaser and agent of the purchasers (“Rabobank”), and Sumitomo Mitsui Banking Corporation (New York Branch), as a purchaser (“Sumitomo”) and Scotts Miracle-Gro.

The Amendments, together with the Master Repurchase Agreement and Master Framework Agreement (each, as previously amended) and in each case, as originally entered into on April 7, 2017, by and among Scotts LLC, Coöperatieve Rabobank, U.A. (New York Branch), as a purchaser and agent of the purchasers, and Sumitomo Mitsui Banking Corporation (New York Branch), as a purchaser, are collectively referred to as the “Receivables Facility.”

Under the Receivables Facility, Scotts LLC may sell a portfolio of available and eligible outstanding customer accounts receivable to the purchasers and simultaneously agree to repurchase the receivables on a weekly basis. The eligible amount of customer accounts receivables which may be sold is up to $400 million and the commitment amount during the seasonal commitment period is up to $160 million (such amount, the “Seasonal Committed Amount”). Among other things, the Amendments (i) extend the expiration date of the Receivables Facility from August 21, 2020 to August 20, 2021, (ii) define the seasonal commitment period of the Receivables Facility as beginning on February 26, 2021 and ending on June 18, 2021 (such period, the “Seasonal Commitment Period”), and (iii) revises the repurchase price for customer accounts receivable sold (i) during the Seasonal Commitment Period (a) in amounts up to the Seasonal Committed Amount, to the sum of LIBOR (with a floor of zero) plus 1.075% (from the sum of LIBOR (with a floor of zero) plus 0.875%) and (b) in amounts in excess of the Seasonal Committed Amount, to the sum of LIBOR plus an applicable margin rate agreed between the parties at the time of any such transaction and (ii) during any period other than the Seasonal Commitment Period, the sum of LIBOR (with a floor of zero) plus an applicable margin rate agreed between the parties at time of any such transaction. Scotts Miracle-Gro continues to guarantee all of Scotts LLC’s obligations under the Receivables Facility.

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the Repurchase Amendment and the Framework Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(c) Shell company transactions:
Not applicable.

(d) Exhibits:

Exhibit No.	Description
10.1
Amendment No. 2 to Master Repurchase Agreement with Coöperatieve Rabobank, U.A. (New York Branch), as agent and purchaser, and Sumitomo Mitsui Banking Corporation (New York Branch), as purchaser, dated as of August 21, 2020

10.2
Amendment No. 4 to Master Framework Agreement with Coöperatieve Rabobank, U.A. (New York Branch), as agent and purchaser, and Sumitomo Mitsui Banking Corporation (New York Branch), as purchaser, dated as of August 21, 2020

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY

Dated:	August 25, 2020	By:	/s/ IVAN C. SMITH
Printed Name: Ivan C. Smith
Title: Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated August 25, 2020
The Scotts Miracle-Gro Company

Exhibit No.	Description
10.1
Amendment No. 2 to Master Repurchase Agreement with Coöperatieve Rabobank, U.A. (New York Branch), as agent and purchaser, and Sumitomo Mitsui Banking Corporation (New York Branch), as purchaser, dated as of August 21, 2020

10.2
Amendment No. 4 to Master Framework Agreement with Coöperatieve Rabobank, U.A. (New York Branch), as agent and purchaser, and Sumitomo Mitsui Banking Corporation (New York Branch), as purchaser, dated as of August 21, 2020

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